UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2004

                                   Cosi, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                      000-50052               06-1393745
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(State or Other Jurisdiction        (IRS Employer       (Commission File Number)
    of Incorporation)             Identification No.)

1751 Lake Cook Road, 6th Floor; Deerfield, Illinois               60015
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code: (847) 444-3200

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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On December 31, 2004, in accordance with the management option program previously approved by the Board of Directors, the Company granted 229,354 options, to William Forrest, Executive Chairman (65,530 options), Kevin Armstrong, Chief Executive Officer and President (65,530 options), Cynthia Jamison, Chief Financial Officer and Secretary (42,126 options), Gilbert Melott, VP Operations & People (28,084 options), and Paul Seidman, VP Food & Beverage (28,084 options). The options are exercisable over a 10-year period at the price of $6.05 per share, according to the following schedule: 20% of the options are exercisable after year 1, 20% of the options are exercisable after year 2, 20% of the options after exercisable after year 3, 20% of the options are exercisable after year 4, and 20% of the options are exercisable after year 5.

Item 9.01 (c). Exhibits.

      None

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Cosi, Inc.

Date: January 27, 2005

                                   /s/ Kevin Armstrong
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                                   Name: Kevin Armstrong
                                   Title: Chief Executive Officer and President